Exhibit 10.31

Amendment No. 1 to CONTRACT MANUFACTURER AGREEMENT

This Amendment No. 1 is made by and A10 NETWORKS, INC. (“A10 Networks”) a Delaware corporation, with principal offices located at 3 West Plumeria Drive, San Jose, California 95134 U.S.A. (“A10 Networks”) and, AEWIN Technologies, Inc. (“AEWIN”), with offices at 9FL, No. 133, Sec. 2, Ta-Tung Road , Hsi-Chi City., Taipei Hsien, Taiwan, R.O.C., with respect to the Contract Manufacturer Agreement between the parties having an Effective Date of July 1, 2008 as renewed by that certain letter dated July 1, 2011 (collectively, the “Agreement”).

A10 Networks and AEWIN are sometimes individually referred to herein as a “party” or collectively referred to herein as the “parties.” Capitalized terms used in this Amendment No. 1 shall have the same meaning ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

(1)	EXTENSION OF TERM
Section 4.1 (“Term”), shall be deleted in its entirety and replaced with the following :
“4.1 Term. The term of this Agreement shall be for an initial period of six (6) years, commencing on the Effective Date. Thereafter, this Agreement shall automatically renew for subsequent one (1) year terms, unless either party notifies the other party in writing of non-renewal at least thirty (30) days prior to the expiration of the then-current term.”

This Amendment No. 1 supersedes all prior discussions and understandings between the parties with respect to the subject matter hereof. In the event of a conflict between the terms of this Amendment No. 1 and the original Agreement, the terms of this Amendment No. 1 shall prevail. Except as expressly modified and amended in this Amendment No. 1, all other provisions of the Agreement shall remain in full force and effect and unchanged, and are ratified hereby.

The effective date of this Amendment No. 1 is June 30, 2014 (“First Amendment Date”).

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have signed this Amendment No. 1 as of the First Amendment Date set forth above.

AEWIN:	A10 Networks:
AEWIN TECHNOLOGIES, INC.	A10 NETWORKS, INC.
By:	By:
Name: Alec Ku	Name: Robert Cochran
Title: Chief Financial Officer	Title: Vice President, Legal and Corporate Collaboration
Date: June 30, 2014	Date: June 30, 2014